EXHIBIT 99.3



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                                 KEY EMPLOYEES
                               STOCK OPTION PLAN


     1. PURPOSES. The purposes of this Key Employees Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries as well as other individuals who perform services for the Company or its Subsidiaries, and to promote the success of the Company's business.

     2.  DEFINITIONS.  As used herein, the following definitions shall apply:

        (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

        (b) "CEO Options" shall mean Mr. Orlando's options provided in the Employment Agreement.

        (c) "Committee" shall mean the committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

        (d) "Common Stock" shall mean the common stock of the Company, $.01 par value.

        (e) "Company" shall mean Mizner/1st United Bancorp, a Florida corporation.

        (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as any Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

        (g) "Employee" shall mean any person employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient, in and of itself, to constitute "employment" by the Company.

        (h) "Employment Agreement" shall mean the Amended and Restated Employment Agreement between Warren S. Orlando and the Company dated September 1, 1991, as amended.

        (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (j) "Option" shall mean a stock option granted pursuant to the Plan.

        (k) "Optioned Stock" shall mean the Common Stock subject to an option.

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       (l)     "Optionee" shall mean an Employee or other person who
 receives an Option.

       (m) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended.

       (n) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

      (o) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

3.    STOCK

Subject to the provisions of Section 11 of the Plan, the maximum aggregate number which may be Optioned and sold under the Plan is 524,128 shares of authorized, but unissued, $.01 par value, Common Stock.


       (a)    CEO Options Pursuant To Employment Agreement.


       Options for 324,128 shares shall be granted to Mr. Warren Orlando under this Plan (the "CEO Options") in exchange for options previously issued pursuant to his employment agreement with the Company. Of the CEO Options, options for 175,228 shares shall be exercisable at a price of $3.33 and expire in increments of 35,046 shares per year over the period 1997 through 2001. CEO Options for the remaining 148,900 shares are exercisable at $3.70 and expire in 2001.

       Notwithstanding anything herein to the contrary, to the extent there is a conflict between the terms of Mr. Orlando's Employment Agreement and the terms of this Plan, the terms of Mr. Orlando's Employment Agreement shall control.


       (b)    Outstanding Options

      Options for 96,500 shares shall be issued to the following individuals, in the following amounts, with the following terms, upon exchange by such individuals of their previously issued options (the "Outstanding Options"):

                              Exercise     Original       Expiration      Vested
Name            Amount        Price        Grant Date     Date            Shares
------          -------       -------      ----------    ---------       ---------
Susan Ross     9,000          $3.33        04/30/90      12/17/98         9,000

June Owens     15,000          3.33        04/30/90      12/17/98        15,000

Ken Jones      15,000          3.33        04/30/90      12/17/98        15,000

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

Dana Kilborne   9,000         3.33        09/01/91       08/10/02         3,000

Ward Kellogg   15,000         3.33        04/30/90       12/17/98        15,000

Joyce Enstrom   9,000         3.33        04/30/90       12/17/98         9,000

Todd Wenzel     5,000         3.33        04/30/90       12/17/98         5,000

Jean Heinley    4,500         3.33        04/20/90        05/01/00        4,500

John Marino    15,000        $3.36        08/10/92        08/10/02          0
               ------                                                     -------
               96,500                                                      75,500
               =======                                                     =======



   Notwithstanding anything herein to the contrary, to the extent there is a conflict between the terms of the agreements governing the Outstanding Options and the terms of this Plan, the terms of the agreements governing the Outstanding Options shall control.


         (c)  Other Options


       The Board may issue, at its discretion, Options for up to 103,500 shares pursuant to this Plan. An individual shall vest in the Options issued pursuant to this Section 3(c) in accordance with the following schedule:

      Years from Date of
  Original Grant of Options            Percentage
 --------------------------            ---------

  Less than 1                             0
             1                            33-1/3
             2                            66-2/3
             3 or more                    100


    If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

4.      ADMINISTRATION


    (a) Procedure. The Company's Board of Directors may appoint a Committee to administer the Plan. The Committee shall consist of not less than three members of the Board of Directors who shall administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefore, fill vacancies however caused, or remove

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all members of the Committee and thereafter directly administer the Plan;
provided, however, that at no time shall a Committee of less than three (3) members administer the plan.

     If a majority of the Board of Directors is eligible to the granted Options or has been eligible at any time the preceding year, a Committee must be appointed to administer the Plan. The Committee must consist of not less than three members of the Board of Directors, all of whom are "disinterested persons" as defined in Regulation 240.16b-3 of the Exchange Act. The terms upon which and the times at which such stock options may be exercised or acquired are subject to the further limitations set forth in this Plan.

     Members of the Board of Directors who are either presently eligible or who have been eligible at any time within the preceding year to receive Options at any time within such year may not vote on any matters affecting the administration of the Plan nor on the grant of any Options pursuant to the Plan, but any such member may be counted in determining the existence of a quorum at any meeting of the Board of Directors during which action is taken with respect to the granting of Options or the administration of the Plan.

       (b)     Powers of the Board.   Subject to the provisions of the Plan,
the Board shall have the authority, in its discretion: (i) to grant Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Options; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option;
(ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

       (c) Effect of the Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5.    ELIGIBILITY.   Stock Options may be granted to Employees as determined by the Board. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

6.   TERM OF PLAN.   The Plan shall become effective upon the earlier to occur
of (i) its adoption by the Board of Directors, or (ii) its approval by vote of the holders of a majority of the outstanding shares of the Company

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entitled to vote on the adoption of the Plan. The Plan shall continue in effect until June 30, 1996 unless sooner terminated under Section 13 of the Plan.

        7. TERM OF OPTION. The term of each Option shall be ten years from the date of grant thereof or such shorter term as may be provided in each Optionee's Stock Option Agreement.

        8. EXERCISE PRICE AND CONSIDERATION.

                (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall by such price as is determined by the Board, but shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

                (b) The fair market shall be determined by the Board in its discretion, provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the bid price or, if applicable, the closing price of the Common Stock for the day immediately prior to the date of grant.

                (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised, or a combination of cash and Shares of Common Stock.

        9. EXERCISE OF OPTION.

                (a) PROCEDURE FOR EXERCISE; NO RIGHTS AS A SHAREHOLDER. An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance, which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the

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Plan and for sale under the Option, by the number of Shares as to which the
Option is exercised.

                (b) TERMINATION OF STATUS OF AN EMPLOYEE. Except with respect to the CEO options and Outstanding Options which shall be governed by their own terms, if any Employee ceases to serve as an Employee, he may, but only within ninety (90) days after the date he ceases to be an Employee of the Company, exercise his Option to the extent that he was entitled to exercise it as of the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option which he was entitled to exercise within the time specified herein, the Option shall terminate.

                (c) TERMINATION OF EMPLOYMENT BY DISABILITY OR RETIREMENT. Notwithstanding Section 9(b) above, if an optionee's employment terminates by reason of disability or retirement after grant of an option, the option thereafter may be exercised, during the three years after the date of such termination of employment or the remaining stated period of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of such termination of employment or thereafter would become exercisable during such period in accordance with its terms. For purposes of the Plan, "retirement" means termination of employment with the Company after the optionee has attained age 55 and completed ten or more years of employment; or after the optionee has attained age 65, regardless of the length of such optionee's employment. An optionee shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the disability as the Committee, in its sole discretion, may require.

                (d) TERMINATION OF EMPLOYMENT BY DEATH. If an optionee's employment terminates by reason of death after grant of an option, the option thereafter may be exercised, during the three years after the date of death or the remaining stated period of the option, whichever period is shorter, to the extent to which it was exercisable at the time of death or thereafter would become exercisable during such period in accordance with its terms.

        10. NON-TRANSFERABILITY OF OPTIONS. The option may not be sold, pledged, assigned, hypothecated, transferred, or disposed or in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

        11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in

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the number of issued shares of Common Stock "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

        In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

        In addition to and without limiting Mr. Orlando's rights under
Section 3(a) above, the CEO Options shall be adjusted in accordance with Section 6 of the Employment Agreement.

        12. TIME FOR GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

        13. AMENDMENT AND TERMINATION OF THE PLAN.

                (a) The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

                        (i) any increase in the number of Shares subject to the
                Plan, other than in connection with an adjustment under Section 11 of the Plan;

                        (ii) any change in the designation of the class of
                persons eligible to be granted options; or

                        (iii) any material increase in the benefits accruing to
                participants under the Plan.

                (b) SHAREHOLDER APPROVAL. If any amendment requiring shareholder approval under Section 13(a) of the Plan is made, such shareholder approval shall be solicited as described in Section 17 of the Plan.

                (c) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such

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        Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

        14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall have not been obtained.

        16. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

        17. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. The approval of such shareholders of the Company shall be; (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished.

        If such shareholder approval is obtained by written consent in the absence of a Shareholders' Meeting, it must be obtained by the written consent of a majority-in-interest of the shareholders of the Company who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all Shareholders entitled to vote thereon were present and voting.

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        18. MISCELLANEOUS PROVISIONS. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate to him for such shares.

        19. OTHER PROVISIONS. The Stock Option Agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Board of Directors of the Company shall deem advisable.

        20. INDEMNIFICATION OF BOARD. In addition to such other rights of indemnification as they may have as Directors or as members of the Board, the members of the Board shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgement in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Board member shall in writing offer the Company the opportunity at its own expense, to handle and defend the same.

        21. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

        22. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

        23. NO RIGHT TO CONTINUATION OF EMPLOYMENT. The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time.

        24. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

        25. SINGULAR, PLURAL, GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

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        26. HEADINGS, ETC., NO PART OF PLAN. Headings of Articles and Sections
hereof are inserted for convenience and reference; they constitute no part of the Plan.



DATED: May 25, 1993                 By: /s/ June Owens
       -------------                     -----------------
                                          June Owens
                                          Vice President
                                          Corporate Secretary


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